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                                                                   Exhibit d (4)

[Form of New Option Agreement Pursuant to 1999 Non-Qualified Stock Option Plan for Key Employees]

                                 FRONTSTEP, INC.
                            (FKA SYMIX SYSTEMS, INC.)
                             STOCK OPTION AGREEMENT

         This Agreement, made and entered into as of ____________ by and between Frontstep, Inc. (fka Symix Systems, Inc.), an Ohio corporation (sometimes hereinafter called the "Company"), and _____________________________ (sometimes hereinafter called the "Optionee"),

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of the Company has adopted the Frontstep, Inc. (fka Symix Systems, Inc.) 1999 Non-Qualified Stock Option Plan for Key Employees (sometimes hereinafter called the "Plan") and, pursuant to the Plan, has appointed a Committee (sometimes hereinafter called the "Committee") to administer the Plan; and

         WHEREAS, pursuant to the Plan, the Committee has delegated to Lawrence
J. Fox ("Fox") all of its authority with regard to selection for, participation of, and the granting of options under the Plan to, persons not subject to
Section 16(a) and 16(b) of the Securities Exchange Act of 1934; and

         WHEREAS, Fox has determined that an option to acquire Common Shares under the Plan should be granted to the Optionee upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, the parties hereto make the following agreement, intending to be legally bound hereby;

         (1) GRANT OF OPTION. The Company hereby grants to the Optionee an option (sometimes hereinafter called the "Option") to purchase ______ common shares, no par value, of the Company (the "Common Shares").

         (2) OPTION PRICE. The purchase price (sometimes hereinafter called the "Option Price") to be paid by the Optionee to the Company upon the exercise of the Option shall be _____________________ Dollars ($______) per Common Share.

             (3) OPTION TERM AND CHANGE IN CONTROL.

                 (a) VESTING SCHEDULE.

                     The Optionee may exercise the Option, from time to time and at any time, in accordance with the following vesting schedule and during the period commencing on the date first above written and expiring at midnight on the tenth (10th) anniversary of the date first above written (said period of time sometimes hereinafter called the "Option Period"):



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                                VESTING SCHEDULE

                                      50% vested               100% vested
                                        as of                     as of
                                   ---------------           ----------------

      Total Number                    Number of                 Number of
       of Shares                        Shares                   Shares
      ------------                    ---------                 ---------
       [Shares]                         [hlf1]                   [Shares]

Notwithstanding the foregoing, and subject to Paragraph 3(c) hereof, the Option shall not vest with respect to any additional Common Shares on or after the date on which the Optionee shall no longer be an employee of the Company for any reason.

                     (b) CHANGE IN CONTROL.

                         (i) Anything  contained  in this  Agreement  or
elsewhere to the contrary notwithstanding, in the event of a Change in Control (as defined below) of the Company, the Option granted hereunder shall become fully exercisable as of the date of the Change in Control whether or not then exercisable, subject to the limitation that any Option which has been outstanding less than six months on the date of the Change in Control shall not be afforded such treatment.

                         (ii) A "Change in Control" of the Company shall be
deemed to have occurred upon any one of the following events:

                              (A) the date any entity or person (including a
"group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), other than a trustee or other fiduciary of securities held under an employee benefit plan of the Company or any of its subsidiaries, becomes the beneficial owner (within the meaning of Rule 16(a)(l) and/or Rule 16(a)(2) promulgated under the Securities Exchange Act of 1934) of, or obtains voting control over, any percentage of the outstanding Common Shares of the Company greater than or equal to the percentage of outstanding common shares, no par value, of the Company beneficially owned (as defined above) by Lawrence J. Fox on such date;

                              (B) the date the shareholders of the Company
approve a definitive agreement (1) to merge or consolidate the Company with or into another corporation, in which the Company is not the continuing or surviving corporation or pursuant to which any common shares, no par value, of the Company would be converted into cash, securities or other property of another corporation, other than a merger of the Company in which holders of common shares, no par value, of the Company immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as such holders had in common shares, no par value, of the Company immediately before the merger, or (2) to sell or otherwise dispose of substantially all of the assets of the Company;


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                              (C) the date Fox tenders, or expresses his
intention to tender, to any person making a tender offer for common shares, no par value, of the Company, all or any portion of the common shares, no par value, of the Company beneficially owned by Fox;

                              (D) the date a change in a majority of the Board
of Directors of the Company occurs within a twelve-month period, unless the nomination for election by the Company's shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the twelve-month period or who were appointed by directors who were in office at the beginning of the twelve month period;

                              (E) the date that Fox ceases to hold the office of
Chairman of the Board of the Company and to beneficially own (within the meaning set forth in subparagraph (A) above) common shares, no par value, of the Company representing at least 20 percent of the total voting power of the Company.

                     (c) AUTOMATIC VESTING OF OPTION UPON DEATH OR DISABILITY.

                         (i) Anything contained in this Agreement or elsewhere
to the contrary notwithstanding, in the event the Optionee dies or becomes Disabled (as defined below), the Option granted hereunder shall become fully exercisable as of the date of the Optionee's death or Disability, whether or not then exercisable.

                         (ii) "Disability" shall mean that the Optionee has
become so permanently disabled that he is, has for a period of at least three months, and probably will continue to be, unable to perform, in a reasonably effective and full-time manner, the duties and responsibilities he performed for the Company immediately prior to such permanent disability.

              (4) EXERCISE OF OPTION: PAYMENT. The Option may be exercised prior to its expiration only by:

                      (a) The Optionee; or

                      (b) If a fiduciary is appointed by a court to administer the estate of the Optionee during his lifetime by reason of the physical or mental disability of the Optionee, by such court-appointed fiduciary; or

                      (c) In case of the death of the Optionee prior to the expiration of the Option, by the court-appointed fiduciary administering the estate of the Optionee.

Any person entitled to exercise the Option may exercise the Option by giving notice of such exercise to the Company stating the number of Common Shares subject to the Option in respect of which it is being exercised, accompanied by a check or cash in full payment of the total Option Price for such Common Shares.

              (5) ADJUSTMENT. In the event of any stock dividend, stock split, stock combination, reclassification, recapitalization, merger, reorganization or other change in respect


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of the common shares, no par value, of the Company prior
to the expiration of the Option, the Committee shall determine appropriate adjustments, if any, to be made in number of Common Shares thereafter subject to the Option and/or the Option Price therefor.

              (6) DELIVERY OF SHARE CERTIFICATES. In case the Option is exercised by the Optionee from time to time or at any time, the Company shall, within a reasonable time after receipt of such notice (or, if counsel to the Company shall require any securities and/or blue sky laws compliance prior to such issuance, as promptly thereafter as is reasonably practicable), take all such action as is necessary to request the transfer agent to have delivered appropriate share certificates evidencing the Common Shares purchased upon such exercise of the Option.

              (7) TERMINATION OF OPTION. Anything contained in this Agreement or elsewhere to the contrary notwithstanding, the Option (and all of the rights of the Optionee under this Agreement) shall expire and terminate:

                     (a) Immediately upon the termination for cause of the Optionee by the Company;

                     (b) On the ninetieth (90th) calendar day next following the first date when the Optionee shall no longer be an employee of the Company for reasons other than a for cause termination (but in no event after the expiration of the Option Period), if the Optionee is an employee of the Company as of the date first above written; or

                     (c) On the ninetieth (90th) calendar day next following the date of death of the Optionee (but in no event after the expiration of the Option Period).

              (8) RESTRICTIONS ON TRANSFER OF SHARES. Anything contained in this Agreement or elsewhere to the contrary notwithstanding:

                     (a) The Option shall not be exercisable for the purchase of any Common Shares subject thereto except for:

                         (i) Common Shares subject thereto which at the time of
such exercise and purchase are registered under the Securities Act of 1933, as amended (the "Act"), or which, upon the completion of such exercise, would be issued in a transaction exempt from registration under the Act; and

                         (ii) Common Shares subject thereto which at the time of
such exercise and purchase are exempt or are the subject matter of an exempt transaction, are registered by description, by coordination, or by qualification, or at such time are the subject matter of a transaction which has been registered by description, all in accordance with Chapter 1707 of the Ohio Revised Code, as amended; and

                         (iii) Common Shares subject thereto in respect of which
the laws of any state applicable to such exercise and purchase have been satisfied.


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                     (b) If any Common Shares subject to the Option are sold and transferred upon the exercise thereof to a person who (at the time of such exercise and transfer or at any time thereafter) controls, is controlled by or is under common control with the Company, or are sold and transferred in reliance upon an exemption claimed in respect of the Act, then upon such sale and transfer:

                         (i) such Common Shares shall not be transferable by the
holder thereof, and neither the Company nor its transfer agent or registrar, if any, shall be required to register or otherwise to give effect to any transfer thereof and may prevent any such transfer, unless the Company shall have received an opinion from its counsel to the effect that any such transfer would not violate the Act and the applicable laws of any state; and

                         (ii) the Company shall cause each share certificate
evidencing such Common Shares to bear a legend reflecting applicable restrictions on the transfer thereof.

                     (c) Nothing contained in this Agreement or elsewhere shall be construed to require the Company to take any action whatsoever to eliminate the restrictions imposed by this paragraph (8) of this Agreement upon the exercise of the Option or upon the transfer of Common Shares purchased upon the exercise of the Option.

                 (9) CONFIDENTIALITY AND NON-SOLICITATION.

                     (a) Optionee hereby acknowledges that Optionee has or in the future may have access to the Company's trade secrets and proprietary or confidential information developed or acquired by or licensed to the Company, including, but not limited to, information regarding the Company's operations, customers or prospects, computer software products, and research and development information, as such trade secrets and proprietary or confidential information may exist from time to time ("Confidential Information"). As consideration for the Option granted to Optionee hereunder, Optionee will not, at any time during Optionee's employment with the Company, in whole or in part, disclose or cause any other person to disclose the Confidential Information to any other person or entity (except the Company and/or its subsidiaries) under any circumstances, except to the extent required by the Company and/or its subsidiary in connection with the performance of Optionee's duties as an employee of the Company or such subsidiary. In addition, Optionee will not, during the term of Optionee's employment with the Company and/or its subsidiary and for a period of one (1) year thereafter, solicit or assist any other person or entity in soliciting any employee of the Company and/or its subsidiary to terminate the employee's employment with the Company or such subsidiary under any circumstances.

                     (b) Optionee acknowledges that if there is a breach of any provision of this paragraph 9 by Optionee, the Company will suffer irreparable harm in that monetary damages would be inadequate to compensate the Company for such a breach. In the event of a breach or threatened breach of any such provisions by Optionee, in addition to such monetary and other relief as may be available, Optionee agrees that the Company will be entitled to injunctive relief as may be necessary to restrain any breach or further breach of such provisions by Optionee, without showing or proving any actual damages or loss sustained by the Company or notice to Optionee.


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             (10) NOTICES AND PAYMENTS. All payments required or permitted to be made under the provisions of this Agreement, and all notices and other communications required or permitted to be given or delivered under this Agreement to the Company or to the Optionee, which notices or communications must be in writing, shall be deemed to have been given if delivered by hand, or mailed by first-class mail (postage prepaid), addressed as follows:

                  (a)      If to the Company, to:
                           Frontstep, Inc.
                           ATTN.:  Chief Financial Officer
                           2800 Corporate Exchange Drive
                           Columbus, OH 43231

                  (b) If to the Optionee, to the address of the Optionee set forth at the conclusion of this Agreement.

The Company or the Optionee may, by notice given to the other in accordance with this Agreement, designate a different address for making payments required or permitted to be made, and for the giving of notices or other communications, to the party designating such new address. Any payment, notice or other communication required or permitted to be given in accordance with this Agreement shall be deemed to have been given when placed in the U.S. Mail, addressed and mailed as provided in this Agreement.

             (11) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regards to principles of conflict of laws.

             (12) RIGHTS AND REMEDIES CUMULATIVE. All rights and remedies of the Company and of the Optionee enumerated in this Agreement shall be cumulative and, except as expressly provided otherwise in this Agreement, none shall exclude any other rights or remedies allowed at law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.

             (13) DUPLICATE ORIGINALS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which, taken together, shall be deemed to constitute a single instrument.

             (14) CAPTIONS. The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.

             (15) SEVERABILITY. If any provision of this Agreement or the application of any provision thereof to any person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Agreement or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and effect, and it is the intention of each party to this Agreement that if any provision of this Agreement is susceptible of two or more constructions, one of which would render the provision enforceable and other or others of which would render


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the provision unenforceable, then the provision shall have the meaning which renders it enforceable.

             (16) NUMBER AND GENDER. When used in this Agreement, the number and gender of each pronoun shall be construed to be such number and gender as the context, circumstances or its antecedent may require.

             (17) ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the Company and the Optionee in respect of the subject matter of this Agreement, and this Agreement supersedes all prior and contemporaneous Agreements between any party hereto in connection with the subject matter of this Agreement. No officer, employee or other servant or agent of the Company, and no servant or agent of the Optionee, is authorized to make any representation, warranty or other promise not contained in this Agreement. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon any party hereto unless contained in a writing signed by the party to be charged.

             (18) NON-TRANSFERABLE; SUCCESSORS AND ASSIGNS. The Option shall not be transferable by the Optionee other than by will or by the laws of descent and distribution and the Option may not be exercised during the lifetime of the Optionee except by him or by his court-appointed fiduciary. This Agreement shall inure to the benefit of and be binding upon the successors and assigns (including successive, as well as immediate, successors and assigns) of the Company.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.

Company:                                  Optionee:

FRONTSTEP, INC.                           [NAME2]
(FKA SYMIX SYSTEMS, INC.)


By:                                       By:
   --------------------------------          --------------------------------
     Lawrence J. Fox                            [Name]
     Chairman of the Board
                                                [Address 1]
                                                Social Security No.: [SSN]



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